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                                    Exhibit A

CAM Designs Inc

EPS Calculations for period Sept 1, 1996 to November 30, 1996

Total income as per unaudited consolidated interim accounts         47,992
Add:  Net assumed interest income for whole period                  46,160
                                                                  --------
Adjusted net income                                                 94,152

Net income per total weighted average                               94,152
                                                                  --------
                                                         = 3.3 cents/share

EPS Calculations for period June 1, 1996 to November 30,1996

Total income as per unaudited consolidated interim accounts        391,163
Add: Net assumed interest income for whole period                   88,473
                                                                  --------
Adjusted net income                                                479,636

Net income per total weighted average                              479,636
                                                                  --------
                                                       = 16.7 cents/shares